EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Board of Directors
Semler Scientific, Inc.
San Jose, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198275, No. 333-198891 and 333-207779) of Semler Scientific, Inc. of our report dated March 8, 2018 relating to the financial statements of Semler Scientific, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ BDO USA, LLP
New York, New York
March 8, 2018